Exhibit 1.1
                           Certificate of Designation


                           CERTIFICATE OF DESIGNATION
                                       OF
                       SERIES E AND SERIES F COMMON SHARES
                                       OF
                             SIT MUTUAL FUNDS, INC.

                  The undersigned duly elected Secretary of SIT Mutual Funds, Inc., a Minnesota corporation ("Mutual Funds"), hereby certifies that the following is a true, complete and correct copy of resolutions duly adopted by a majority of the directors of the Board of Directors of Mutual Funds on July 24, 1997.

                   DESIGNATION OF SERIES E AND F COMMON SHARES

         WHEREAS, the shareholders of SIT Mutual Funds, Inc. ("Mutual Funds"), have authorized one trillion (1,000,000,000,000) shares of common stock, $.01 par value per share, of which ten billion (10,000,000,000) shares have been designated Series A Common Shares; and ten billion (10,000,000,000) shares have been designated Series B Common Shares; and ten billion (10,000,000,000) shares have been designated Series C Common Shares; and ten billion (10,000,000,000) shares have been designated Series D Common Shares; and

         WHEREAS, said Articles of Incorporation, as amended, set forth that the balance of authorized but unissued shares of common stock may be issued in such series and with such designations, preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall be stated or expressed in a resolution or resolutions providing for the issue of any series of common shares as may be adopted from time to time by the Board of Directors of Mutual Funds;

         NOW, THEREFORE, BE IT RESOLVED, that ten billion (10,000,000,000) of the remaining authorized by unissued common shares of Mutual Funds be, and they hereby are, designated as Series E Common Shares, and said Series E represents an interest in a separate and distinct portion of Mutual Funds' assets and liabilities, which shall take the form of a separate portfolio of investment securities, cash, other assets and liabilities.

         NOW, THEREFORE, BE IT RESOLVED, that ten billion (10,000,000,000) of the remaining authorized by unissued common shares of Mutual Funds be, and they hereby are, designated as Series F Common Shares, and said Series F represents as interest in a separate and distinct portion of Mutual Funds' assets and liabilities, which shall take the form of a separate portfolio of investment securities, cash, other assets and liabilities.

         BE IT FURTHER RESOLVED, that Articles 6 and 7 of the Articles of Incorporation, as amended, of Mutual Funds setting forth the preferences and relative, participating, optional or other special rights, and qualifications, limitations and restrictions thereof, of and among each series of common shares be, and they hereby are, adopted as the preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof and among the Series A Common Shares, Series B Common Shares, Series C Common Shares,

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         Series D Common Shares, Series E Common Shares and Series F Common
         Shares of Mutual Funds.

         BE IT FURTHER RESOLVED, that the officers of Mutual Funds are hereby authorized and directed to file with the Secretary of State of Minnesota, a Certificate of Designation setting forth the relative rights and preferences of the Series E Common Shares and the Series F Common Shares in relation to the other series of the Corporation, as required by Section 302A.401, Subd.3(b) of the Minnesota Statutes.

         BE IT FURTHER RESOLVED, that there is hereby authorized the issuance of said Series E Common Shares and Series F Common Shares, provided that such shares shall be issued at a price no less than their net asset value per share.

         BE IT FURTHER RESOLVED, that upon receipt of the issuance price for the shares authorized to be issued hereinabove, either in connection with the original issue of the shares or the issue following the redemption of such shares by Mutual Funds (and after filing with the Secretary of State of Minnesota pursuant to Section 302A.401, Subd.3(b) of the Minnesota Statutes, the aforementioned Certificate of Designation setting forth the name of the corporation and the text of the relevant portions of these resolutions and certifying the adoption of such portions of these resolutions and the date of adoption), the officers of Mutual Funds are hereby authorized and directed to issue certificates representing shares (or confirm purchases to investors and credit such purchases to their accounts) of the Series E Common Shares and the Series F Common Shares of Mutual Funds, and such shares are hereby declared to be validly and legally issued, fully paid and nonassessable.

                  IN WITNESS WHEREOF, the undersigned has signed this Certificate of Designation on behalf of Mutual Funds this 3rd day of September, 1997.

                                                  /s/ Michael J. Radmer
                                                  ------------------------------
                                                  Michael J. Radmer